EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-121004 of Apollo Gold Corporation on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Apollo Gold Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Date: January 25, 2005	/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants Vancouver, British Columbia